Exhibit 10.7

17.01.02 – MSA : Wachovia

Genpact International, Lux., Hungarian Branch

NOTICE

The information contained in this document is not to be used for any purpose other than the purposes for which this document is furnished by Genpact, nor is this document (in whole or in part) to be reproduced or furnished to third parties or made public without the prior express written permission of Genpact.

Version Control

Version No.	Version Date	Types of Changes	Owner/ Author	Date of review/ expiry
As per the Exhaustive List Available on RIM Site

Classification:  Genpact confidential

Summary Sheet for MSA/SOW/NDA/LOI/LOA/LOE

Contract signed By & Between	Macro*World Research Corp. & Genpact International, Luxembourg, HU Branch
Type of Document (whether MSA or sub-Contract)	MSA Amendment
If it is a sub contract, give the name of the main MSA
Effective date	26-Aug-06
Expiry date	30-Nov-12
Signatories	Jay Stephenson & Anju Talwar
Retention	9 years
Process ID / PPC Code
Function / COE responsible	External (Wachovia)
Customer/Client Country	United States
Attorney worked on the Document	Arjun Nath
SPOC (from whom the RIM Team receives the document)	Arjun Nath
If scanned copy, then Location of Original document
Genpact Classification	Restricted

FIRST AMENDMENT TO

MASTER PROFESSIONAL SERVICES AGREEMENT

BY AND BETWEEN

MACRO*WORLD RESEARCH CORPORATION

AND

GENPACT INTERNATIONAL, LUXEMBOURG, HUNGARIAN BRANCH

DATED:  AUGUST 26, 2006

FIRST AMENDMENT TO

MASTER PROFESSIONAL SERVICES AGREEMENT

This First Amendment (the “Amendment”) entered into and effective August 26, 2006 amends that certain Master Professional Services Agreement dated as of November 30, 2005 (as amended, modified and supplemented from time to time, the “Agreement”) by and between Macro*World Research Corporation, a North Carolina corporation having a principal place of business at 301 S. College Street, Charlotte, NC 28288 (“Wachovia”) and Genpact International, S.A.R.L., a Luxembourg société à responsabilité limitée, existing and organized under the laws of Luxembourg, acting through its Hungarian Branch, having its principal place of business at Duna Plaza Offices, 4th Floor, H-1138, Budapest Vaci ut 178, Hungary (“Genpact”). Capitalized terms used herein and not otherwise defined have the meaning given in the Agreement.

WHEREAS, Wachovia and Genpact are parties to the Agreement and have agreed to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and of other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, Wachovia and Genpact hereby agree as follows:

AMENDMENTS TO THE AGREEMENT

1.                                      Section 3.1 Term, Initial Term is deleted and replaced in its entirety with the following:

“(a)                            The initial term of this Agreement shall commence as of 12:00:01 a.m. Eastern Time, on the Effective Date and, unless this Agreement is earlier terminated as provided herein, shall continue until 11:59:59 p.m. Eastern Time, on the seventh anniversary of the Effective Date (the “Initial Term”) or the date to which this Agreement is extended pursuant to Section 3.2.

(b)                                 Year 1 of the Agreement extends from November of 2005 through December of 2006. Year 2 of the Agreement extends from January of 2007 through December of 2007. Each year following 2007, the contract year will be the applicable calendar year.”

2.                                      Section 6.2, Infrastructure for the Provision of the Services, Physically Segregated Facilities:  Delete all references to “building” and replace them with “facility”.

3.                                      Section 6.2 (a) and (b) Physically Segregated Facilities: Replace all references to “FTEs” with “Full Production FTEs”.

4.                                      Section 7.1(b) Service Level Performance Standards: Delete all references to Exhibit "F" and replace with Exhibit "C".

5.                                      Section 7.2 “Service Level Credits, Earnback and Deliverable Credits”: Delete all references to Exhibit "F" and replace with Exhibit "C".

6.                                      Section 8.5(c), Turnover Rate and Data, of the Agreement is deleted and replaced in its entirety with the following:

“In connection with entering into a Statement of Work, Wachovia and Genpact shall jointly establish a monthly “expected” level of Turnover and a “maximum acceptable” level of Turnover based upon the requirements of the business process covered by such Statement of Work and the Service Levels set forth in such Statement of Work. Such levels shall take into account transaction volume fluctuations. The Parties shall reconsider these levels of Turnover at the beginning of each anniversary of the SOW Commencement Date and make any mutually agreeable adjustment, including, for example, changing the basis of Turnover levels from individual Statements of Work to Lines of Business. For the purposes of this Agreement and all Statements of Work hereunder, Wachovia and Genpact agree that the “expected” level of Turnover and the “maximum acceptable” level of Turnover shall be as specified in the applicable Statement(s)of Work.

(i)                                     If the average Turnover rate viewed for each individual Statement of Work, during the twelve (12) month period immediately prior to each anniversary of the SOW Commencement Date, is above the “expected” level but below the “maximum acceptable” level, then Genpact shall prepare, and the Parties shall discuss and jointly agree upon, an action plan to reduce such Turnover rate and Genpact shall implement the agreed-upon plan.

(ii)                                  If the average Turnover rate viewed for each individual Statement of Work, during the twelve (12) month period immediately prior to each anniversary of the SOW Commencement Date, is above the “maximum acceptable” level, then the Operating Council shall act immediately to reduce such Turnover, and Genpact shall invest two percent (2%) of the average monthly Base Charges paid under the affected Statement(s) of Work during the twelve (12) months prior to the month in which the Turnover rate is calculated into measures to reduce the Turnover rate below the “maximum acceptable” level and Genpact shall continue to do so until the Turnover rate falls below such level, within a reasonable period of time. Notwithstanding anything to the contrary contained herein, Genpact shall not be required to make such investment in respect of a Statement of Work, on which less than fifty (50) FTEs are engaged, in the event the average Turnover rate for such Statement of Work is above the “maximum acceptable” level.

For the purposes of this Section 8.5(c) and the Agreement, “Turnover” shall mean the replacement of FTEs on the Wachovia account by Genpact. The Turnover rate will be calculated using the FTEs identified in a Statement of Work that are assigned to perform the Production Services described in that Statement of Work and such other FTEs as the Parties mutually agree to include in the calculation. For the purposes of this Section 8.5(c). “Production Services” means the Services that Genpact begins to provide at the SOW Commencement Date. It is hereby clarified that the following categories of

FFEs will not be considered when calculating the Turnover rate: (a) FTEs that are not assigned to the Wachovia account, (b) FTEs that have not been issued a Wachovia process identity (c) FTEs engaged in the support of IT, quality, training, and human resource management on the Wachovia account, (d) FTEs that are removed from the Wachovia account, or reassigned within the Wachovia account, at Wachovia’s request, or with Wachovia’s prior consent, as the case may be, and (e) FTEs that have worked on an SOW for a continuous period of two (2) years; provided, however, that the number of FTEs that are replaced after two (2) years may not exceed ten percent (10%) of the total number of FTE’s working on the Wachovia account on a month-to-month basis. For the avoidance of doubt, the provisions of this Section 8.5(c) are in addition to Genpact’s other obligations under the Agreement, including but not limited to its obligation to satisfy Service Level requirements pursuant to Article 7 of the Agreement and its obligations to maintain work standards, including the provision of qualified personnel, pursuant to Article 18 of the Agreement.

7.                                      Section 14.9(a), SAS 70 Type II Audit, is deleted and replaced in its entirety with the following:

In addition to its other obligations under this Article 14, Genpact shall cause a Type II Statement of Auditing Standards (“SAS”) 70 audit to be conducted at least annually or such other period as required by law or regulation if such is more frequent than annually by an auditor that is reasonably acceptable to Wachovia for (i) any critical business processes that Wachovia, in its reasonable discretion, identifies to Genpact as being subject to a Type II SAS 70 audit, provided that the cost of any such audits shall not exceed five hundred thousand dollars ($500,000.00) in aggregate annually and (ii) internal controls (including but not limited to controls relating to Genpact’s internal enabling functions such as financial controls, information technology controls, risk assessment processes, governance, and Genpact’s overall control environment) for each Genpact Facility at or from which the Services are provided to Wachovia or the Eligible Recipients. For the purpose of this Section 14.9(a), a critical business process is any process that Wachovia reasonably believes will impact Wachovia’s compliance obligations under the Sarbanes-Oxley Act of 2002. For all Type II SAS 70 audits other than those relating to critical business processes, Genpact shall consider issues and concerns raised by Wachovia in the planning of each such audit, provide notice to Wachovia as to the scope and timing of each such audit and accommodate Wachovia’s requirements and concerns to the extent practicable. For all critical business process Type II SAS 70 audits, Wachovia will provide notice Genpact as to the scope and timing of each such audit and will accommodate Genpact’s requirements and concerns to the extent possible. Genpact shall provide Wachovia with a report from each SAS 70 audit to facilitate periodic compliance reporting by Wachovia and the Eligible Recipients under the Sarbanes-Oxley Act of 2002 (and implementing regulations promulgated by the United States Securities and Exchange Commission and Public Company Accounting Oversight Board) and comparable Laws in other jurisdictions. To the extent the resulting audit report is relevant to Wachovia or the Eligible Recipients, Genpact shall provide a copy of such report to Wachovia and its independent auditors for review and comment as soon as reasonably practicable and in all events within forty-five (45) days after the issuance of the report. Genpact shall respond to such report in accordance with this

Section 14.9(a). For the purposes of this Section 14.9(a), a SAS 70 Type II Report is a report prepared in accordance with Statement on Auditing Standards (SAS) No. 70, Service Organizations, as amended issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

8.                                      Section 12.9(b) Indirect Benefits, section (ii): Delete “Governance” in “Wachovia Outsourcing Governance Director”.

9.                                      Section 13.1 (a) Invoicing, is deleted and replaced in its entirety with the following:

“(a) Invoice. From the Effective Date upto (and including) June 30, 2007, Genpact shall issue an invoice for the Charges due and owing for the preceding month within fifteen (15) days after the beginning of each month. Commencing on July 1, 2007, Genpact shall issue all such invoices for the Charges within ten (10) days after the beginning of each month. Issuing invoices is subject to Genpact receiving a ‘Purchase Order from Wachovia at least 10 days prior to the last day of the preceding month. At Wachovia’s request, Genpact shall provide separate monthly invoices for each Purchase Order issued by Wachovia. The invoice shall be delivered to Wachovia, at the address listed in the Statement of Work and/or electronically. Unless otherwise required under a Statement of Work, Genpact shall not invoice Wachovia for any advance or concurrent charges or other amounts. For the purposes of this section, “Purchase Order” is defined as a document titled Purchase Order issued by Wachovia.

10.                               Section 22.3(a) Liability for Operational Losses, section (iii): Delete “Governance” in “Wachovia Outsourcing Governance Director”.

11.                               Section 24.1(b) Dispute Resolution, Informal Dispute Resolution, line 7: Replace “President of each Party” with “Operating Council”.

12.                               Section 24.1(c) Informal Dispute Resolution, Presidents of the Agreement is deleted and replaced in its entirety with the following: “(c) Operating Council. If an issue has been escalated to the Operating Council, a special meeting of the Operating Council will be immediately convened to review and resolve the issue. If such issue is not resolved within five (5) days, it will be escalated to a special meeting of the Executive Committee. Either Party may request the escalation of an issue immediately to the Executive Committee if such Party does not believe it can be resolved by the Operating Council within the five (5) day period.”

13.                               Section 25.1(a)(ii), Section 25.1(b)(ii), Termination for Cause and Section 25.3 Termination for Convenience: Replace all references to “FTE” with “Full Production FTEs”.

14.                               Schedule A the definition of “Expected Service Level Default”: Delete references to Exhibit "F" and replace with Exhibit "C".

15.                               Schedule A the definition of “Full Production Date” is deleted and replaced in its entirety with the following:

“Full Production Date” means the Tollgate 4 date as referred to under Exhibit A of Schedule C (‘Transition Methodology’) of the Agreement, and as specified under each Statement of Work.”

16.                               Schedule A the following definition of “Full Production FTEs” is inserted in Schedule A:

“Full Production FTEs” means the total number of FTE personnel engaged in providing Services on the Wachovia account, after the Full Production Date, in respect of whom Wachovia has been invoiced for Charges on the last day of the previous month.”

17.                               Schedule A the definition of “Presumptive Service Levels”: Delete references to Exhibit "F" and replace with Exhibit "C".

18.                               Schedule B, Statement of Work is deleted and replaced in its entirety with the form and content attached as Exhibit A hereto.

19.                               A new “Form of Transition Statement of Work” is added with the form and content attached as Exhibit B hereto.

20.                               Schedule K, 3.1.1 Committees and Teams, Executive Committee: Add bullet number 6 under Wachovia members “Wachovia Secretary (non-voting)”.

21.                               Schedule O, Pricing Methodology, is deleted and replaced in its entirety with the form and content attached as Exhibit C hereto.

22.                               Schedule Q “Implementation Risk Readiness Assessment” formerly Schedule B, Exhibit B-l is inserted into the Agreement, with the form and content attached as Exhibit D hereto.

GENERAL

23.                               Authority for Amendment.

The execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of Wachovia and Genpact and upon execution by all parties, will constitute a legal, binding obligation thereof.

24.                               Effect of Amendment.

Except as specifically amended hereby, the Agreement, and all terms contained therein, remains in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire understanding of the Parties with respect to the subject matter hereof.

25.                               Binding Effect; Severability.

Each reference herein to a Party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Amendment and in whose favor the provisions of this Amendment shall inure. In case any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

26.                               Further Assurances.

The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this Amendment and the consummation of the transactions contemplated hereby and thereby.

27.                               Governing Law.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

28.                               Counterparts.

This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed by their respective duly authorized representatives, all as of the day and year first above written.

Marco* World Research Corp.		Genpact International, Luxembourg, Hungarian Branch

By:	/s/ Jay Stephenson	By:	Anju Talwar

Name:	Jay Stephenson	Name:	Anju Talwar

Title:	Vice President	Title:	Sr. Vice President

Date:	8/30/2006	Date:	Aug. 24, 2006